Exhibit 10.4

Performance-Based Form
(“Adjusted EBITDA” Performance Grant)

CSS INDUSTRIES, INC.

2013 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

This RESTRICTED STOCK UNIT GRANT, dated as of ___________ __, 20__ (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to «FirstName» «LastName» (the “Grantee”).

RECITALS

WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) has determined to grant the Grantee stock units that will be converted to shares of common stock of the Company, par value $0.10 per share, (the “Company Stock”); and
WHEREAS, the Committee has determined that the stock units granted to the Grantee shall be issued under the CSS Industries, Inc. 2013 Equity Compensation Plan (the “Plan”) and the terms and conditions of such stock units shall be memorialized in this Stock Unit Grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1.Grant of Stock Units. Subject to the terms and conditions set forth in this Grant and the Plan, the Company hereby grants to the Grantee _____ stock units (collectively, the “Restricted Stock Units”). The Restricted Stock Units are contingently awarded and will be earned and distributable if and only to the extent that the performance goal and other conditions set forth in this Grant are met. Each Restricted Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable Redemption Date (as defined below). The number of Restricted Stock Units set forth above is equal to the target number of shares of Company Stock that the Grantee will earn for 100% achievement of the performance goal described in Paragraph 3 below (the “Target Award”).
2.Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records (the “Restricted Stock Unit Account”) for the Grantee and shall record in such Restricted Stock Unit Account the number of Restricted Stock Units granted to the Grantee. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this Grant or the Restricted Stock Unit Account established for the Grantee.
3.Performance Goal.
(a)Unless a Change of Control (as defined below) occurs prior to the end of the Performance Period (as defined below), the distribution of shares of Company Stock attributable to the Restricted Stock Units is contingent based on the average level of attainment of the Performance Measure (as defined below) for each Annual Measurement Period (as defined below) in the Performance Period, in accordance with the schedule determined by the Committee at the time the Performance Measures and applicable Performance Goals are established by the Committee and the Grantee satisfying the continuation of employment with the Employer (as defined in the Plan) requirement described in Paragraph 3(a)(iii) and 4 below.
(i)The Committee shall establish, within ninety (90) days following the beginning of each Annual Measurement Period, the Performance Measure and the Performance Goals with respect to each Performance Measure that must be attained for threshold, target and maximum performance for each Annual Measurement Period. The Performance Measure and Performance Goals for each Annual Measurement Period will be provided to the Grantee in a separate notification.
(ii)As soon as administratively practicable following the end of each Annual Measurement Period in the Performance Period, the Committee will determine whether and to what extent the Performance Goal has been met for such Annual Measurement Period, based on the attainment of the Performance Goal for the Performance Measure established by the Committee for that Annual Measurement Period. Unless otherwise specified by the Committee at the time the Performance Goal is determined for an Annual Measurement Period, the percentage of achievement of the Performance Goal for such Annual Measurement Period shall be interpolated, on a mathematical straight-line basis, to reflect attained performance between the ends of the applicable spectrum.
(iii)As soon as administratively practicable following the end of the Performance Period, but not later than within seventy-five (75) days following the end of the Performance Period, the percentage of achievement of the Performance Goal for each Annual Measurement Period in the Performance Period will be averaged by the Committee to determine the actual percentage of Restricted Stock Units that are distributable under this Grant, subject to the other terms and conditions of this Grant, including that, except as described in Paragraph 4 below, the Grantee must be Employed by the Employer (as defined in the Plan) on the Redemption Date in order to earn the Restricted Stock Units. In no event will the calculation of a positive distribution percentage for any Annual Measurement Period be construed to guarantee that any shares of Company Stock will be distributed to the Grantee on the Redemption Date. The distribution percentages for each Annual Measurement Period are determined solely for purposes of determining the average Annual Measurement Period percentage for the Performance Period. The date following the end of the Performance Period on which the Committee certifies the level of achievement of the actual percentage of Restricted Units that may be distributed based on the average percentages for the Performance Period is referred to as the “Certification Date”.
(iv)Definitions. For purposes of this Grant, the following terms shall have the following meanings:
(1)“Performance Goal” means the level of performance that must be attained with respect to a Performance Measure for an Annual Measurement Period for attainment of the threshold, target, maximum and any other specified distribution percentages for such Annual Measurement Period.
(2)“Performance Measure” means for any Annual Measurement Period a financial measure based on Adjusted EBITDA (as such term is defined by the Committee for the Annual Measurement Period), as determined by the Committee.
(3)“Performance Period” means the period beginning on [ _____________] and ending [___________]. The Performance Period consists of [_________] “Annual Measurement Periods.” The Annual Measurement Periods shall begin and end as follows: [_________________].
(b)If a Change of Control occurs prior to the end of the Performance Period, then the Performance Period will end on the date of the Change of Control, the Performance Goal will be deemed achieved at the Target Level as of the date of the Change of Control, and the Restricted Stock Units at the Target Level will be earned as of the date of the Change of Control, provided that the Grantee is Employed by the Employer on the date of the Change of Control. For purposes of this Grant, the term “Change of Control” shall mean as such term is defined in the Plan, except that a Change of Control shall not be deemed to have occurred for purposes of this Grant unless the event constituting the Change of Control constitutes a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations.
(c)Any Restricted Stock Units that may not be distributable as of the end of the Performance Period will be immediately forfeited, unless forfeited earlier as provided in this Grant.
4.Termination of Employment.
(a)If, at least one year after the beginning of the Performance Period, but prior to the Redemption Date, the Grantee ceases to be Employed by the Employer on account of termination by the Employer on account of Disability (as defined in the Employer’s long-term disability plan) or Retirement (as defined in the Plan), the Grantee will earn, if any, a pro-rata portion of the Restricted Stock Units, based on the level of achievement of the average level of attainment of the Performance Measure for each Annual Measurement Period in the Performance Period and if the requirements of this Grant are met as of the last day of the Performance Period. The prorated portion will be determined as the number of Restricted Stock Units that would have been earned if the Participant had remained employed through the Redemption Date, multiplied by a fraction, the numerator of which is the number of days that the Grantee was employed by the Employer during the Performance Period and the denominator of which is the number of days in the Performance Period. If the Grantee ceases to be Employed by the Employer on account of termination by the Employer on account of Disability or Retirement as provided in this subparagraph, the prorated number of Restricted Stock Units, if any, will be distributed in accordance with Paragraph 5.
(b)If, prior to the Redemption Date, the Grantee ceases to be Employed by the Employer on account of death, the Grantee will earn, if any, a pro-rata portion of the Restricted Stock Units, based on the level of achievement of the average level of attainment of the Performance Measure for each Annual Measurement Period in the Performance Period and if the requirements of this Grant are met as of the last day of the Performance Period. The prorated portion will be determined as the number of Restricted Stock Units that would have been earned if the Participant had remained employed through the Redemption Date, multiplied by a fraction, the numerator of which is the number of days that the Grantee was employed by the Employer during the Performance Period and the denominator of which is the number of days in the Performance Period. If the Grantee ceases to be Employed by the Employer on account of death the prorated number of Restricted Stock Units, if any, will be distributed in accordance with Paragraph 5.
(c)Except as provided in subparagraphs (a) or (b) above or subparagraph (d) below, if at any time prior to the Redemption Date, the Grantee’s employment with the Employer is terminated by the Employer on account of any reason or no reason or by the Grantee for any reason or no reason, all of the Restricted Stock Units subject to this Grant shall be immediately forfeited as of the date of the Grantee’s termination of employment with the Employer and the Grantee shall not have any rights with respect to the redemption of any portion of the Restricted Stock Units.
(d)If at any time prior to the date the vested Restricted Stock Units, if any, are redeemed in accordance with Paragraph 5 the Grantee ceases to be Employed by the Employer on account of a termination for Cause by the Employer, all of the Restricted Stock Units subject to this Grant shall be immediately forfeited and the Grantee shall not have any rights with respect to the redemption of any portion of the Restricted Stock Units, irrespective of the level of achievement of the average level of attainment of the Performance Measure for each Annual Measurement Period in the Performance Period. In addition, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment terminates, and prior to the date on which the vested Restricted Stock Units, if any, are redeemed in accordance with Paragraph 5, such vested Restricted Stock Units shall be immediately forfeited and the Grantee shall not have any rights with respect to the redemption of any portion of such Restricted Stock Units.

5.Redemption. The Restricted Stock Units that become earned and vested pursuant to Paragraphs 3 and 4 above shall be redeemed by the Company on the earlier to occur of (i) the June 1 that immediately follows the last day of the Performance Period, which redemption will occur within thirty (30) days of such June 1 or (ii) the date of the Change of Control. The date on which the Restricted Stock Units are redeemed pursuant to the preceding sentence is referred to as the “Redemption Date”. On the Redemption Date, all Restricted Stock Units that have become earned and vested pursuant to Paragraphs 3 and 4 will be redeemed and converted to an equivalent number of shares of Company Stock, and the Grantee shall receive a single sum distribution of such shares of Company Stock, which shall be issued under the Plan.
6.Change of Control. Except as set forth above, the provisions set forth in the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code.
7.Acknowledgment by Grantee. By accepting this Grant, the Grantee acknowledges that with respect to any right to redemption pursuant to this Grant, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby acknowledges and agrees that the Grantee will indemnify the Employer and hold the Employer free and harmless of, from and against any and all losses, damage, obligation or liability, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the Plan or the agreements of the Grantee set forth herein. The Grantee also acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Grant. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Grant and the Plan and the Grantee’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Grantee.
8.Restrictions on Issuance or Transfer of Shares of Company Stock.
(a)The obligation of the Company to deliver shares of Company Stock upon the redemption of the Restricted Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b)As a condition to receive any shares of Company Stock on the Redemption Date, the Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Company Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares of Company Stock.
(c)As soon as administratively practicable following the Redemption Date, a certificate representing the shares of Company Stock that are redeemed shall be issued to the Grantee.

9.Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of this Grant is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Grant and the Plan.
10.No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of the Company, including the right to any cash dividends, or the right to vote, with respect to any Restricted Stock Units.
11.No Rights to Continued Employment or Service. This Grant shall not confer upon the Grantee any right to be retained in the employment or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
12.Assignment and Transfers. No Restricted Stock Units awarded to the Grantee under this Grant may be transferred, assigned, pledged, or encumbered by the Grantee and a Restricted Stock Unit shall be redeemed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Unit by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Grantee’s consent.
13.Withholding. The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and redemption of the Restricted Stock Units. Any tax withholding obligation of the Employer with respect to the redemption of the Restricted Stock Units shall be satisfied by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
14.Effect on Other Benefits. The value of shares of Company Stock distributed with respect to the Restricted Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.
15.Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Grant, together with the Non-Disclosure and Non-Competition Agreement (or, if applicable, the Non-Disclosure Agreement) provided to the Grantee herewith, the provisions of which are incorporated herein by reference, sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Grant and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.

16.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at the Company’s corporate headquarters, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll records of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
17.Section 409A of the Code. As applicable, this Grant is intended to comply with the requirements of section 409A of the Code and shall be interpreted and administered in accordance with section 409A of the Code. In such case, redemptions made under this Grant may only be made in a manner and upon an event permitted by section 409A of the Code. To the extent that any provision of this Grant would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of this Grant to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Grantee, directly or indirectly, designate the calendar year of redemption. Notwithstanding anything in the Plan or the Grant to the contrary, the Grantee shall be solely responsible for the tax consequences of this Grant, and in no event shall the Company nor the Employer have any responsibility or liability if this Grant does not meet any applicable requirements of section 409A of the Code.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant effective as of the Date of Grant.

ATTEST        CSS INDUSTRIES, INC.

(Corporate Seal)

____________________                By: _________________________

I hereby accept the grant of Restricted Stock Units described in this Restricted Stock Unit Grant. I have read the terms of the Plan and this Restricted Stock Unit Grant, and agree to be bound by the terms of the Plan and this Restricted Stock Unit Grant and the interpretations of the Committee with respect thereto.

ACCEPTED:

By: _________________________
«FirstName» «LastName» (Grantee)